As filed with the Securities and Exchange Commission on
                                    August 10, 2005
                                                Registration No. 333---------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                    Under
                           The Securities Act of 1933
                            -------------------------

                                    SJW CORP.
                (Exact name of registrant as specified in its charter)
          California                                    77-0066628
   (State or other jurisdiction             (IRS Employer Identification No.)
 of incorporation or organization)

                             374 W. Santa Clara Street
                                San Jose, CA 95113
               (Address of principal executive offices) (Zip Code)
                            ----------------------

                       SJW CORP. EMPLOYEE STOCK PURCHASE PLAN

                              (Full title of the Plan)
                            ----------------------

                                 W. Richard Roth
                       President and Chief Executive Officer
                                     SJW Corp.
                             374 W. Santa Clara Street
                                 San Jose, CA 95113
                       (Name and address of agent for service)
                                    (408) 279-7800
           (Telephone number, including area code, of agent for service)
                            ----------------------

                      CALCULATION OF REGISTRATION FEE
                                                       Proposed
                                         Proposed      Maximum
                           Amount         Maximum      Aggregate  Amount of
Title of Securities to     to be       Offering Price  Offering  Registration
Be Registered           Registered(1)   Per Share(2)   Price(2)       Fee
----------------------  -------------  --------------  --------- ------------

SJW Corp. Employee Stock
Purchase Plan
------------------------

Common Stock, $1.042    135,200 shares    $48.19       $6,515,288   $766.85
par value               --------------                             ---------

                        135,200 shares              Aggregate
                                                    registration Fee $766.85
============================================================================

          (1) This Registration Statement shall also cover any additional shares of Common Stock attributable to the registered shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

          (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on August 8, 2005, as reported by the American Stock Exchange.



                                   PART II

                 Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference
         ----------------------------------------

          SJW Corp. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 7, 2005, as amended on Form 10-K/A on March 25, 2005;

         (b) The Registrants Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, and June 30, 2005, filed with the Commission on May 6, 2005 and August 5, 2005;

         (c) The Registrant's Current Report on Form 8-K filed with the Commission on August 2, 2005 (Item 1.01 only); and

         (d) The description of the Registrant's Common Stock contained in a registration statement filed under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------
         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------
         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          Section 317 of the California Corporations Code authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for permissible indemnification of officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors which provide its directors with further indemnification to the maximum extent permitted by the California Corporations Code.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number        Exhibit
--------------        -------

       4.1        Instruments Defining the Rights of Shareholders.  Reference
                  is made to Registrant's registration statement describing
                  the Registrant's Common Stock, which is incorporated herein by reference pursuant to Item 30 to this Registration
                  Statement.
       5*         Opinion and consent of Morgan, Lewis & Bockius LLP.
      23.1*       Consent of KPMG LLP, Independent Registered Public
                  Accounting Firm.
      23.2        Consent of Morgan, Lewis & Bockius LLP is contained in
                  Exhibit 5.
      24.1        Power of Attorney.  Reference is made to page II-3 of this
                  Registration Statement.
      99.1*       SJW Corp. Employee Stock Purchase Plan.

          * Filed herewith.

Item 9.  Undertakings
         ------------


          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 8th day of August, 2005.


                                     SJW Corp.


                                     By: /s/ W. Richard Roth
                                     -----------------------
                                     W. Richard Roth
                                     President and Chief Executive Officer




                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of SJW Corp., a California corporation, do hereby constitute and appoint W. Richard Roth and Angela Yip, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                         Title                             Date
---------                         -----                             ----

/s/ W. Richard Roth         President, Chief Executive         August 8, 2005
-------------------         Officer and Director
W. Richard Roth             (Principal Executive Officer)


/s/ Angela Yip              Chief Financial Officer and        August 8, 2005
-------------------         Treasurer (Principal Financial
Angela Yip                  and Accounting Officer)


/s/ Mark L. Cali            Director                           August 8, 2005
-------------------
Mark L. Cali


/s/ J. Philip DiNapoli      Director                           August 8, 2005
-------------------
J. Philip DiNapoli


/s/ Drew Gibson             Director                           August 8, 2005
-------------------
Drew Gibson


/s/ Douglas R. King         Director                           August 8, 2005
-------------------
Douglas R. King


/s/ George E. Moss          Director                           August 8, 2005
-------------------
George E. Moss


/s/ Charles J. Toeniskoetter Director                           August 8, 2005
-------------------
Charles J. Toeniskoetter


/s/ Frederick R. Ulrich, Jr. Director                           August 8, 2005
-------------------
Frederick R. Ulrich, Jr.




                                EXHIBIT INDEX


Exhibit Number        Exhibit
--------------        -------

       4.1        Instruments Defining the Rights of Shareholders.  Reference
                  is made to Registrant's registration statement describing
                  the Registrant's Common Stock, which is incorporated herein by reference pursuant to Item 30 to this Registration
                  Statement.
       5*         Opinion and consent of Morgan, Lewis & Bockius LLP.
      23.1*       Consent of KPMG LLP, Independent Registered Public
                  Accounting Firm.
      23.2        Consent of Morgan, Lewis & Bockius LLP is contained in
                  Exhibit 5.
      24.1        Power of Attorney.  Reference is made to page II-3 of this
                  Registration Statement.
      99.1*       SJW Corp. Employee Stock Purchase Plan.

      * Filed herewith.